Exhibit 99.1

ITC Holdings Outlines New Five-Year Plan,

Announces Share Repurchase Program

Highlights

•             Five-year capital investment plan of approximately $4.5 billion for 2014 to 2018

•             Forecasted compound annual growth rate in operating earnings per share of 11 to 13 percent

•             Projected annual dividend growth in the range of 10 to 15 percent

•             Share repurchase program authorized for up to $250 million

NOVI, Mich., April 15, 2014 — ITC Holdings Corp. (NYSE: ITC) today announced its new five-year capital investment plan of approximately $4.5 billion for the period 2014 through 2018, as a part of a comprehensive strategic update.  The new five-year plan reflects expected investments of approximately $2.2 billion in ITC’s base operating companies, approximately $1.2 billion in regional infrastructure projects, and approximately $1.1 billion in additional development projects.

Successful execution of this capital investment plan is projected to increase ITC’s consolidated year-end rate base plus construction work in progress by approximately 70% over the plan period, from approximately $4.5 billion at the end of 2013 to approximately $7.6 billion at the end of 2018.  This increase in projected rate base plus construction work in progress is expected to result in compound annual growth in operating earnings per share in the range of 11 to 13 percent over the forecast period.  The company also expects to grow its dividend annually in the range of 10 to 15 percent over the same time frame.

The company also announced its board of directors has authorized up to $250 million in share repurchases through December 31, 2015 as part of its broader capital allocation plan.

“ITC’s new five-year capital investment plan is premised on achieving and maintaining operational excellence at all of our existing operating companies, as well as continuing our leadership role in the development and advancement of critical new regional infrastructure,” said Joseph L. Welch, chairman, president and CEO of ITC.  “These investments in our business are a core component of our balanced capital allocation strategy and reflect our commitment to reinvesting in the business to drive long-term value for both our customers and shareholders.”

“Our capital allocation strategy also emphasizes maintaining a strong balance sheet and credit ratings and finding opportunities to efficiently return capital to shareholders,” Welch continued.  “The scale that we have achieved in our business over the past several years affords us the opportunity to capitalize on transmission investment opportunities while also allowing us to preserve significant financial flexibility and optimize total shareholder returns through our dividend policy and the share repurchase program we are announcing today.”

Share repurchases under the authorized program will be exercised from time to time through December 31, 2015, at prices ITC deems appropriate subject to various factors, including its capital position and market conditions. The share repurchases may be effected through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans, and may be suspended at any time.

For more information please see the webcast of ITC’s analyst day held today at ITC’s headquarters in Novi, Michigan which is available on our website at http://investor.itc-holdings.com/events.cfm.  The webcast will also be archived on the ITC website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website. (ITC-itc-F)

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong.  Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway, 248.946.3595, gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493, rdoetsch@itctransco.com